EXHIBIT 99.1

This statement on Form 4 is filed jointly by each of the undersigned.

Name of Designated Filer: Churchill Sponsor V LLC

Date of Event Requiring Statement: December 18, 2020

Issuer Name: Churchill Capital Corp V [CCV]

CHURCHILL SPONSOR V LLC

By:	/s/ Jay Taragin
Name: Jay Taragin
Title: Authorized Signatory

M. KLEIN ASSOCIATES, INC.

By:	/s/ Jay Taragin
Name: Jay Taragin
Title: Authorized Signatory

MICHAEL KLEIN

/s/ Michael Klein
Michael Klein